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                                                                    EXHIBIT 23.3


                      CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in the registration statements of Teradyne, Inc. on Form S-8 (File Nos. 33-16077, 33-25868, 33-38251, and
33-64683) and Form S-3 (File No. 33-44347) of our report dated September 21, 1993 on the consolidated financial statements of Megatest Corporation and its subsidiaries for the year ended August 31, 1993 appearing in this Annual Report on Form 10-K of Teradyne, Inc.



DELOITTE & TOUCHE LLP

San Jose, California
March 22, 1996



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